Exhibit 10.1

THIRD AMENDMENT TO
RADIOSHACK CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

RadioShack Corporation (the “Company”) hereby amends the RadioShack Corporation Executive Deferred Compensation Plan (the “Plan”), effective December 21st, 2006, as follows:

1.	Article IV of the Plan shall be amended by adding the following new section 4.4 at the end thereof:

“4.4 Cessation of Deferrals. Notwithstanding the foregoing, no additional salary or bonus may be deferred under the Plan after December 31, 2006, and any Deferral Election filed by a Participant with respect to salary or bonus payable after December 31, 2006 shall be null and void; provided, however, that any Deferral Election properly made with respect to a bonus earned during 2006 will be given effect, subject to the distribution provisions of section 8.10, but no matching contribution under Article VII shall be made with respect to such deferral.”

2.	Article VI of the Plan shall be amended by adding the following new section 6.5 at the end thereof:

“6.5 2007 Investment Earnings. Notwithstanding the foregoing, Participants shall no longer be entitled to direct the deemed investment of amounts credited to their Deferral Accounts after December 31, 2006. The balance credited to each Participant’s Deferral Account as of January 1, 2007 instead shall be deemed to bear interest at a rate of six percent (6%) per annum from January 1, 2007 to the date of distribution pursuant to Article VIII hereof.”

3.	Article VIII of the Plan shall be amended by adding the following new section 8.10 at the end thereof:

“8.10 2007 Distributions. Notwithstanding the foregoing, in 2007, and as soon as practicable but no later than 48 hours following RadioShack’s 2007 first quarter earnings release, the balance of each Participant’s Deferral Account and Stock Account shall be distributed to the Participant in a single lump sum in the form provided for in section 8.3 hereof.”

IN WITNESS WHEREOF, the Company has caused this third amendment to be executed on its behalf on December 21st, 2006.

RADIOSHACK CORPORATION

By: John P. Clarson
Title: Assistant Corporate Secretary